                                                                      EXHIBIT 21

SUBSIDIARIES OF ALARIS MEDICAL SYSTEMS, INC.

NAME                                              JURISDICTION OF INCORPORATION
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IVAC Overseas Holdings, Inc.                      Delaware
River Medical, Inc.                               Delaware
ALARIS Foreign Sales Corp.                        Barbados
ALARIS Medical Canada Ltd.                        Canada
ALARIS Medical Nordic, AB                         Sweden
IVAC Industries Limited                           United Kingdom
ALARIS Medical UK Limited                         United Kingdom
ALARIS Medical France, S.A.                       France
ALARIS Medical Deutschland, GmbH                  Germany
ALARIS Medical Espana, S.L.                       Spain
ALARIS Medical Australia Pty Ltd.                 Australia
ALARIS Consent Corporation                        Delaware
Sistemas Medicos ALARIS, S.A. de CV               Mexico
ALARIS Medical Norway A/S                         Norway
ALARIS Medical Italia, S.P.A.                     Italy
ALARIS Medical Holland, BV                        Netherlands
ALARIS Release Corporation                        Delaware
ALARIS Medical SA (proprietary) Limited           South Africa
ALARIS Medical New Zealand Ltd.                   New Zealand